EXHIBIT 25.1

securities and exchange commission
Washington, D.C. 20549
__________________________

FORM T-1

STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)
_______________________________________________________

U.S. BANK  NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)

31-0841368
I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota (Address of principal executive offices)	55402 (Zip Code)

Raymond S. Haverstock
U.S. Bank National Association
60 Livingston Avenue
St. Paul, MN 55107
(651) 495-3909
(Name, address and telephone number of agent for service)

Peninsula Gaming, LLC
Peninsula Gaming Corp.
  (Issuer with respect to the Securities)

Delaware Delaware (State or other jurisdiction of incorporation or organization)	20-0800583 25-1902805 (I.R.S. Employer Identification No.)

301 Bell Street Dubuque, IA 52001 (Address of Principal Executive Offices)	52001 (Zip Code)

8⅜% Senior Secured Notes due 2015
10¾% Senior Unsecured Notes due 2017
(Title of the Indenture Securities)

FORM T-1

Item 1.          GENERAL INFORMATION.  Furnish the following information as to the Trustee.

a)   Name and address of each examining or supervising authority to which it is subject.
Comptroller of the Currency
Washington, D.C.

b) Whether it is authorized to exercise corporate trust powers.
Yes

Item 2.         AFFILIATIONS WITH OBLIGOR.  If the obligor is an affiliate of the Trustee, describe each such affiliation.
None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.      LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1. A copy of the Articles of Association of the Trustee.*

2. A copy of the certificate of authority of the Trustee to commence business.*

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4.	A copy of the existing bylaws of the Trustee.**

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of September 30, 2009 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

* Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.
** Incorporated by reference to Exhibit 25.1 to registration statement on S-4, Registration Number 333-159463 filed on August 21, 2009.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of St. Paul, State of Minnesota on the 1st of February, 2010.

By:	/s/ Raymond S. Haverstock
Raymond S. Haverstock
Vice President

By: /s/Richard Prokosch
Richard Prokosch
Vice President

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: February 1, 2010

By:	/s/ Raymond S. Haverstock
Raymond S. Haverstock
Vice President

By: /s/Richard Prokosch
Richard Prokosch
Vice President

Exhibit 7
U.S. Bank National Association
Statement of Financial Condition
Exhibit 7
As of 9/30/2009

($000’s)

9/30/09
Assets:
Cash and Balances Due From Depository Institutions	$5,280,939
Securities	40,563,378
Federal Funds	3,740,525
Loans & Lease Financing Receivables	179,125,128
Fixed Assets	4,619,442
Intangible Assets	12,762,329
Other Assets	13,851,241
Total Assets	$259,942,982

Liabilities
Deposits	$180,624,239
Fed Funds	10,951,345
Treasury Demand Notes	0
Trading Liabilities	469,006
Other Borrowed Money	28,305,774
Acceptances	0
Subordinated Notes and Debentures	7,779,967
Other Liabilities	6,311,437
Total Liabilities	$234,441,768

Equity	1,640,987
Minority Interest in Subsidiaries	18,200
Common and Preferred Stock	12,642,020
Surplus	11,200,007
Undivided Profits	$25,501,214
Total Equity Capital

Total Liabilties and Equity Capital	$259,942,982

__________________________________________________________________________________________________

To the best of the undersigned’s determination, as of the date hereof, the above financial information is true and correc

U.S. Bank National Association
By: /s/Raymond S. Haverstock
Vice President

Date:  February 1, 2010